Exhibit 15.1

Governance
Board of directors
Our
Non-executive chairman
Patrice Motsepe (51)
BA (Legal), LLB
Appointed to the board in 2004
Current directorships
African Rainbow Minerals Limited (ARM)
Sanlam Limited
Sanlam Life Insurance Limited
Experience
Patrice was a partner in one of the largest law firms in South Africa, Bowman Gilfillan Inc. He was a visiting attorney in the USA with the law firm, McGuire Woods Battle and Boothe. In 1994 he founded Future Mining, which grew rapidly into a successful contract mining company. He then formed ARMgold in 1997, which listed on the JSE in 2002. ARMgold merged with Harmony in 2003 and led to the takeover of Anglovaal Mining (Avmin). In 2002 he was voted South Africa’s Business Leader of the Year by CEOs of the top 100 listed companies in South Africa, and named the Ernst & Young Best Entrepreneur of the Year. He has received numerous other business and leadership awards. He serves on the International Business Council of the World Economic Forum. Past business responsibilities include serving as president of Business Unity South Africa (BUSA) from 2004 to 2008 – BUSA is the representative voice of organised business in South Africa. He is also president of Mamelodi Sundowns Football Club and was appointed chairman of the newly formed BRICS Business Council in March 2013.
Harmony committees
Nomination committee
Deputy chairman
Modise Motloba (47)
BSc, Diploma in Strategic Management
Appointed to the board in 2004
Current directorships
Quartile Capital group of companies
Experience
Modise is currently chief executive officer of Quartile Capital (Proprietary) Limited. His 19 years’ experience in investment banking, treasury and fund management includes appointments at Rand Merchant Bank, African Merchant Bank, African Harvest Fund Managers and Goldman Sachs. Modise is a former president of the Association of Black Securities and Investment Professionals (ABSIP) where he was instrumental in formulating and negotiating the historic financial services charter in 2003.
Harmony committees
Social and ethics committee (chairman)
Nomination committee
Audit and risk committee
Lead independent non-executive director
Fikile De Buck (52)
BA (Economics), FCCA (UK)
Appointed to the board in 2006
Current directorships
Atlatsa Resources Corporation
Amathuba Engineering (Pty) Ltd
Fikita Creations (Pty) Ltd
Experience
A chartered certified accountant, Fikile is a fellow of the Association of Chartered Certified Accountants (ACCA) (UK). From 2000 to 2008, she worked in various capacities at the Council for Medical Schemes in South Africa, including as chief financial officer and chief operations officer. Prior to that, she was treasurer at the Botswana Development Corporation. Fikile is a non-executive director and chairman of the audit committee of Atlatsa Resources Corporation.
Harmony committees
Nominations committee (chairman)
Social and ethics committee
Remuneration committee
Audit and risk committee

board
Chief executive officer
Graham Briggs (60)
BSc (Hons) (Geology)
Joined Harmony in 1995
Appointed to executive management in 1997,
CEO 2008
Experience
Graham has been in the mining industry for 38 years, initially as a geologist. His operational and managerial experience was developed at a number of South African gold mines, and he joined Harmony in 1995 as new business manager. He also served as chief executive of Harmony Australia.
Financial director
Frank Abbott (58)
BCom, CA(SA), MBL
Joined Harmony in 1994, executive management in 1997 and again in 2011
Experience
Frank joined the Harmony board as non-executive director in 1994, and was appointed financial director in 1997. In 2004 he was appointed financial director of ARM, while remaining on the Harmony board as non-executive director. In 2007, Frank was seconded to Harmony as interim financial director, a position he held until 2009. He was appointed executive director of Harmony in November 2011 and has served as financial director on the board of Harmony since February 2012.
Executive director
Mashego Mashego (49)
BA (Education), BA (Hons) (Human Resources Management)
Joint Management Development Programme, Global Executive Development Programme
Joined Harmony in 2005
Appointed to executive management in 2007
Experience
Mashego has over 20 years’ experience in human resources, developed largely in the industrial sector. Since joining Harmony in 2005, he has been responsible for group human resources development, transformation and, most recently, government relations.
SHAREHOLDER INFORMATION AND ADMINISTRATION
FINANCIALS
GOVERNANCE
STRATEGY AND VALUES IN ACTION
LEADERSHIP COMMENTARY AND PERFORMANCE
GROUP OVERVIEW
HARMONY IN BRIEF
Harmony Integrated Annual Report 2013 57

Governance
Board of directors continued
1. 2. 3. 4. 5.
Our
Independent non-executive director
1. Joaquim Chissano (74)
PHD
Appointed to the board in 2005
Current directorships
African Rainbow Minerals Limited Peace Parks Foundation
Experience
Former president of Mozambique (1986-2004), Joaquim also served as chairman of the African Union for 2003/2004. On leaving the presidency, he established the Joaquim Chissano Foundation for Peace Development and Culture, and has led various international peace initiatives on behalf of the United Nations, African Union and Southern African Development Community to Guinea-Bissau, Democratic Republic of the Congo, Uganda and Madagascar. In 2006 he was awarded the annual Chatham House prize for significant contributions to improving international relations and received the inaugural Mo Ibrahim prize for Achievement in African Leadership in 2007. Joaquim was appointed to the global development program advisory panel of the Bill and Melinda Gates Foundation in December 2009.
Harmony committees
Nomination committee
Social and ethics committee
Independent non-executive director
2. Ken Dicks (74)
Mine Managers Certificate (Metalliferous Mines) Mine Managers Certificate (Fiery Coal Mines) Management diplomas (Unisa) and (INSEAD)
Appointed to the board in 2008
Current directorships
Witwatersrand Consolidated Gold Resources Limited Bauba Platinum Limited
Experience
Ken has a mining engineering background with 39 years’ experience in the formal mining industry. He worked for Anglo American gold and uranium divisions for 37 years in various senior positions.
Harmony committees
Technical committee
Investment committee
Independent non-executive director
3. Dr Simo Lushaba (47)
BSc (Hons), MBA (Wales), DBA (University of KwaZulu-Natal)
Appointed to the board in 2002
Current directorships
Cashbuild Limited
Empowered Growth Partners (Pty) Limited GVSC Communications SA (Pty) Limited Talent Africa (Pty) Limited
Experience
Executive business coach, Simo previously held senior management positions at Spoornet (Rail & Terminal Services division), was vice-president of Lonmin Platinum and chief executive of Rand Water.
Harmony committees
Investment committee (chairman)
Audit and risk committee
Remuneration committee
Independent non-executive director
4. Cathie Markus (56)
BA, LLB
Appointed to the board in 2007
Current directorships
St Mary’s School Waverly Foundation (Sec 21)
Experience
Cathie spent 16 years at Impala Platinum Holdings Limited, initially as legal advisor and, from 1998 to 2007, as executive director responsible for legal, investor and community affairs. After graduating from the University of the Witwatersrand, Cathie served articles at Bell Dewar & Hall. On qualifying as an attorney, notary and conveyancer, she joined the legal department of Dorbyl Limited. She is currently a trustee of the Impala Bafokeng Trust and chairs the St Mary’s School Waverley Foundation.
Harmony committees
Remuneration committee (chairman)
Investment committee
Social and ethics committee
Technical committee
Independent non-executive director
5. Mavuso Msimang (71)
MBA (Project Management, United States International University, San Diego, California), BSc (University of Zambia)
Appointed to the board in 2011
Experience
Mavuso has 27 years’ experience in management at executive level. He was involved in the successful transformation and restructuring of various state-owned entities over a period of 16 years until 2010. Mavuso was director-general of the South African Department of Home Affairs and previously served successively as CEO of the State Information Technology Agency, South African National Parks and SA Tourism. He was country representative of international development organisations World University Service/Canada and CARE-International in Ethiopia and Kenya, respectively. He also held senior management positions with UNICEF and the World Food Program. He currently consults in the conservation and tourism sectors.
Harmony committees
Nomination committee
Social and ethics committee

6. 7. 8. 9. board Independent non-executive director
6. Karabo Nondumo (35)
BAcc, HDip (Acc), CA(SA)
Appointed to the board in 2013
Current directorships
Merafe Resources Limited Rolfes Holdings Limited
South African Express Airways (SOC) Limited
Experience
Karabo is a consultant for Vodacom Business. Previous roles at Vodacom include executive head of Vodacom Business as well Mergers & Acquisitions. She was inaugural chief executive officer of AWCA Investment Holdings Limited (AIH) and former head of Global Markets Operations at Rand Refinery Limited. She is a former associate and executive assistant to the executive chairman at Shanduka Group. She was seconded to Shanduka Coal, where she was a shareholder representative, and also served on various boards representing Shanduka’s interests. She is a qualified Chartered Accountant and a member of the South African Institute of Chartered Accountants (SAICA) and African Women Chartered Accountants (AWCA). She is an independent non-executive director of Merafe Resources Limited, South African Express (SOC) Limited and Rolfes Holdings Limited. She is on the advisory board of Senatla Capital.
Harmony committees Audit and risk committee Remuneration committee Independent non-executive director
7. Vishnu Pillay (56)
BSc (Hons), MSc
Appointed to the board in 2013
Experience
Vishnu Pillay is currently executive head of Anglo American Platinum’s joint venture operations. Before joining Amplats in 2011, he was executive vice-president and head of South African operations for Gold Fields Limited and, prior to that, vice-president and head of operations at Driefontein Gold Mine. His 25 years at Gold Fields were interrupted by a two-year period with the Council for Scientific and Industrial Research, where he was director of mining technology and group executive for institutional planning and operations.
Harmony committees Technical committee Investment committee Independent non-executive director
8. John Wetton (64) FCA, CA(SA)
Appointed to the board in 2011
Current directorships
Private companies
Experience
John was with Ernst & Young from 1967 to 2010. Corporate audit was his main focus, but for the final 11 years he played a business development role across Africa. He led Ernst & Young’s mining group for a number of years and continued to act as senior partner for some of the firm’s major mining and construction clients. He was a member of Ernst & Young’s executive management committee and was, until retirement, a member of the Ernst & Young Africa governance board.
Harmony committees Audit and risk committee (chairman) Social and ethics committee Remuneration committee
Investment committee Non-executive director
9. Andre Wilkens (64) Mine Manager’s Certificate of Competency, MDPA, RMIIA
Appointed to the board in 2007 Current directorships
African Rainbow Minerals Limited ARM Mining Consortium Limited Assmang Limited TEAL Minerals (Barbados) Incorporated
Experience
Andre was appointed to the board of ARM in 2004 and was chief executive officer of ARM until March 2012. He is currently executive director growth and strategic development (based in the office of the ARM executive chairman). He headed ARMgold for five years and ARM Platinum for a year before being appointed chief operating officer of Harmony after its merger with ARMgold in 2003. Andre has over 43 years’ experience in the mining industry, particularly gold, platinum group metals, iron ore, manganese, coal, chrome, nickel and copper.
Harmony committees Technical committee (chairman) Investment committee Remuneration committee
SHAREHOLDER INFORMATION AND ADMINISTRATION
FINANCIALS
GOVERNANCE
STRATEGY AND VALUES IN ACTION
LEADERSHIP COMMENTARY AND PERFORMANCE
GROUP OVERVIEW
HARMONY IN BRIEF
Harmony Integrated Annual Report 2013 59

Governance
Executive management
1. 2. 3. 4. 5.
Executive
Executive: mineral resources development and growth
1. Jaco Boshoff (44)
BSc (Hons), MSc, MBA, Pr Sci Nat
Joined Harmony in 1996 Appointed to exco in 2005
Experience
Jaco has been in the mining industry for 18 years, initially as a geologist. Most of his career has been spent with Harmony, progressing from ore reserve manager at various operations to the executive responsible for reserves and resources. He has been Harmony’s designated competent person for statutory reserves and resources reporting since 2004.
Executive: human resources
2. Anton Buthelezi (49)
National diploma (Human Resources Management), BTech (Labour Relations Management), advanced diploma in labour law
Joined Harmony in 2005 Appointed to exco in 2011
Experience
Anton rejoined Harmony in 2005 as human resources manager at Evander. He has over 23 years’ experience in human resources management in the mining industry. Previous positions include senior HR officer at Anglogold Ashanti, and mid and senior managerial positions in the same field at ARMgold, Samancor Chrome and Harmony. He has a proven track record in the full spectrum of HR functions as a generalist.
Executive: legal, governance and ethics
3. Pheello Dikane (47)
LLB, LLM (Labour Law), postgraduate diplomas in management practice and corporate law, MBL
Joined Harmony in 2009 as exco member
Experience
Pheello has 21 years’ experience in the mining industry. He started his career as a learner official (mining) and progressed to production mine overseer at AngloGold Ashanti Limited. During this time, he studied for his law degrees and then served articles at Perrott Van Niekerk Woodhouse Inc. After being admitted as an attorney, he returned to AngloGold Ashanti’s corporate office as a legal counsel, later joining Brink Cohen Le Roux as a senior associate where he became a director.
Executive: environmental management
4. Melanie Naidoo-Vermaak (38)
BSc (Hons), MSc, MBA
Joined Harmony in 2009 as exco member
Experience
Melanie’s expertise in sustainable development was built over 14 years in the private mining sector and public sector in South Africa as well as international environmental management exposure gained in the UK, Australia, Papua New Guinea, Fiji and Africa. She has worked at leading international mining companies, including De Beers, BHP Billiton and Anglo American.
Executive: safety, health and technology
5. Alwyn Pretorius (42)
BEng (Mining Engineering), BEng (Industrial Engineering), Mine Manager’s Certificate of Competence
Joined Harmony in 2003 Appointed to exco in 2007
Experience
Alwyn has 17 years of underground deep-level gold mining experience in different supervisory and management positions. Before assuming his current role, he was responsible for Harmony’s Gauteng operations.

6. 7. 8. 9.
management
Chief operating officer: South Africa
6. Tom Smith (57)
NHD (Mine Surveying and Metalliferous Mining)
Joined Harmony in 2002 Appointed to exco in 2007
Experience
Tom has 38 years’ experience in the mining industry: from surveying and ore reserves, to conventional, trackless and deep-level mining and projects. His multi-faceted experience, including as mine manager, was instrumental in successfully restructuring Harmony’s Free State operations several years ago.
Executive: corporate and investor relations
7. Marian van der Walt (40)
BCom (Law), LLB, higher diploma in tax, diplomas in corporate governance and insolvency law, certificates in business leadership (Wits and UJ)
Joined Harmony in 2003 Appointed to exco in 2005
Experience
Marian has over 14 years’ legal experience after completing articles at Routledges Modise Attorneys and being admitted as attorney and conveyancer. She joined Deloitte and Touche as an insolvency practitioner/administrator, and held legal and management positions in the commercial properties division of Standard Bank of South Africa Limited. She was appointed company secretary of Harmony in 2003 and assumed her current role five years later.
Chief Executive Officer (CEO): South-east Asia
8. Johannes van Heerden (41)
BCompt, CA(SA) (Hons)
Joined Harmony in 1998 Appointed to exco in 2005
Experience
Johannes was appointed CEO of Harmony’s south-east Asia operations in 2008. He is responsible for Harmony’s Papua New Guinea assets including an extensive exploration portfolio and the Morobe Mining Joint Ventures’ assets (Hidden Valley mine, Wafi-Golpu project and Morobe exploration, held in equal partnership with Newcrest Mining Limited). He joined Harmony as financial manager with operational and group reporting responsibility for the Free State region. He was appointed group financial manager in 2001, and relocated to Harmony South-east Asia as chief financial officer two years later.
Executive: risk management and services improvement
9. Abre van Vuuren (53)
BCom, Development Programme in Labour Relations (Unisa), Management Development Programme (Unisa), Advanced Labour Law Programme (Unisa), Board Leadership Programme (Gordon Institute of Business Science)
Joined Harmony in 1997 Appointed to exco in 2000
Experience
Abre has over 30 years’ experience in the mining industry, specifically finance and human resources, on various gold mines and collieries in the Rand Mines Group. As a member of Harmony’s executive committee, he was initially responsible for industrial relations. He has held various positions in services and human resources prior to accepting his current position.
SHAREHOLDER INFORMATION AND ADMINISTRATION
FINANCIALS
GOVERNANCE
STRATEGY AND VALUES IN ACTION
LEADERSHIP COMMENTARY AND PERFORMANCE
GROUP OVERVIEW
HARMONY IN BRIEF
Harmony Integrated Annual Report 2013 61